SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)      December 28, 1995





                        UNITED DOMINION REALTY TRUST, INC
             (Exact name of registrant as specified in its charter)




           Virginia                       1-10524               54-0857512
(State or other jurisdiction of         (Commission          (I.R.S. Employer
 incorporation of organization)         File Number)         Identification No.)




         10 South Sixth Street, Suite 203, Richmond, Virginia 23219-3802
                    (Address of principal executive offices)


Registrant's telephone number, including area code       (804) 780-2691



                                    NO CHANGE
          (Former name or former address, if changed since last report)


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ITEM 2. Acquisition or Disposition of Assets

         On June 30, 1995, the registrant, United Dominion Realty Trust, Inc. ("the Trust"), acquired an apartment property from Walden Lake I, Ltd., a Florida limited partnership. Following this transaction, the Trust's acquisitions for 1995 were "significant" in the aggregate. The related Form 8-K was filed with the Commission on July 17, 1995. On December 28, 1995, the Trust acquired Braeton Bay Apartments from Braeton Bay, Inc., a Virginia corporation, adding to the amount of unaudited acquisitions in 1995 and necessitating the filing of this Form 8-K.

         A brief summary of each of the Trust's 1995 acquisitions to date is set forth below. Each property was acquired from an unrelated seller for consideration agreed upon through arm's length bargaining. Unless stated otherwise, to the extent cash was utilized to complete an acquisition, the source of that cash was (i) net proceeds of approximately $101.5 million from the April, 1995 public sale of 9 1/4% Cumulative Redeemable Preferred Stock ($25 liquidation preference value), (ii) net proceeds of approximately $57.2 million from the September, 1995 public offering of 4.25 million shares of common stock, (iii) proceeds from the completion of separate tax-exempt bond refundings on two properties totaling $15.8 million during the second quarter of 1995, (iv) retained cash from operations after payment of dividends and (v) bank line borrowings.

         On February 10, 1995, the Trust, acquired an apartment property from Hickory Villa Associates, Ltd., a Tennessee limited partnership for $7.1 million, including closing costs, all cash. Hickory Pointe Apartments, formerly known as Hickory Villa Apartments, located in Memphis, Tennessee, is a 240 unit garden apartment community located on 12.02 acres built in 1985.

         On March 29, 1995, the Trust acquired an apartment property from MAQ/Gwinnett Square Associates, L.P., a Georgia limited partnership for $9.3 million, including closing costs, all cash. Gwinnett Square Apartments, located in Atlanta, Georgia, is a 239 garden apartment community located on 18.50 acres built in 1985.

         On May 4, 1995, the Trust, acquired a portfolio of nine apartment communities, located in Delaware (1), Maryland (5), and Virginia (3). The nine communities were purchased in nine separate but related transactions from various real estate partnerships associated with High Associates, Ltd., a division of High Industries, Inc., Lancaster, Pennsylvania, for $65.7 million, including closing costs (the "High Portfolio") as described below.

         The Trust acquired an apartment property from Brittingham Square Limited Partnership, a Maryland limited partnership for $5.6 million, including closing costs, all cash. Brittingham Square Apartments, located in Salisbury, Maryland, is a 144 unit garden apartment community located on 12.09 acres built in 1991.


         The Trust acquired an apartment property from The Greens at Schumaker Pond I Limited

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Partnership,  a Maryland limited partnership for $6.8 million, including closing costs, all cash. The Greens at Schumaker Pond Apartments, located in Salisbury, Maryland, is a 168 unit garden apartment community located on 12.49 acres built in 1988.

         The Trust acquired an apartment property from the Greens at Hollymead Limited Partnership, A Virginia limited partnership for $6.2 million, including closing costs, all cash. The Greens at Hollymead Apartments, located in Charlottesville, Virginia , is a 144 unit garden apartment community located on
14.40 acres built in 1990.

         The Trust acquired an apartment property from The Greens at Falls Run Limited Partnership, a Virginia limited partnership for $8.0 million, including closing costs, all cash. The Greens at Falls Run Apartments, located in Fredericksburg, Virginia, is a 200 unit garden apartment community located on
17.92 acres built in 1989 .

         The Trust acquired an apartment property from The Greens at Hilton Run I Limited Partnership and The Greens at Hilton Run II Limited Partnership, Maryland limited partnerships for $13.2 million, including closing costs, all cash. The Greens at Hilton Run Apartments, located in Lexington Park, Maryland, is a 328 unit garden apartment community located on 56.04 acres built in 1988.

         The Trust acquired an apartment property from The Greens at Cross Court Associates Limited Partnership and the Greens at Cross Court II Limited Partnership, Maryland limited partnerships for $5.7 million, including closing costs, all cash. The Greens at Cross Court Apartments, located in Easton, Maryland, is a 144 unit garden apartment community located on 27.11 acres built in 1987.

         The Trust acquired an apartment property from The Greens of Constant Friendship I Limited Partnership, a Maryland limited partnership for $5.6 million, including closing costs, all cash. The Greens of Constant Friendship Apartments, located in Baltimore, Maryland, is a 136 unit garden apartment community located on 10.85 acres built in 1990.

         The Trust acquired an apartment property from The Greens of Kent Limited Partnership, a Delaware limited partnership for $ 6.4 million, including closing costs, all cash. The Greens at Cedar Chase Apartments, located in Dover, Delaware, is a 144 unit garden apartment community located on 15.79 acres built in two phases in 1988 and 1989.

         The Trust acquired an apartment property from The Manor at England Run Limited Partnership, a Virginia limited partnership for $8.1 million, including closing costs, all cash. The Manor at England Run Apartments, located in Fredericksburg ,Virginia, is a 188 unit garden apartment community located on
15.88 acres built in 1990.


         On June 30, 1995, the Trust acquired an apartment property from Walden Lake Apartment

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I, Ltd., a Florida  limited  partnership  for $13.4 million,  including  closing costs, all cash. Hunters Ridge at Walden Lake Apartments, located near Tampa in Plant City, Florida, is a 352 unit garden apartment community located on 46.64 acres constructed in two phases in 1991 and 1994.

         On July 27, 1995, the Trust acquired an apartment property from Wedgewood Golf Associates, Ltd., a Florida limited partnership for $7.8 million, including closing costs, all cash. Mallards of Wedgewood Apartments, located in Lakeland, Florida, is a 240 unit garden apartment community located on 17.62 acres built in 1985.

         On August 15, 1995, the Trust acquired an apartment property from Liberty Growth Properties, L.P. for $9.6 million, including closing costs, all cash. Forest Lake at Oyster Point Apartments, located in Newport News, Virginia, is a 296 unit garden apartment community located on 20.78 acres built in 1986.

         On September 26, 1995, the Trust acquired an apartment property from University Club Associates, a Florida general partnership for $8.4 million, including closing costs, all cash. University Club Apartments located near Fort Lauderdale, in Tamarac, Florida, is a 164 unit garden and townhouse apartment community located on 10.60 acres built in 1988.

         On September 28, 1995, the Trust acquired an apartment property from Shelter Properties VI Limited Partnership, a South Carolina limited partnership for $6.0 million, including closing costs. The Trust assumed a $3.3 million mortgage note payable bearing interest of 7.6% and paid cash for the remaining $2.7 million. Marble Hill Apartments, located in Richmond, Virginia, is a 253 unit townhouse apartment community located on 17.10 acres built in 1973.

         On September 29, 1995, the Trust acquired an apartment property from Heritage Place II Associates, L.P., a Florida limited partnership for $5.7 million, including closing costs. Included in the purchase was the purchase of $9.5 million ($3.8 of which has been defeased) variable rate tax-exempt bonds which will ultimately be sold and refunded to finance the purchase. Andover Place Apartments, formerly known as Vinings at Heritage Place Apartments, located Orlando, Florida, is a 200 unit garden apartment community located on
14.20 acres built in 1988.

         On October 24, 1995, the Trust acquired an apartment property from Dunwoody Pointe Investment Company L.P., a California limited partnership for $9.7 million, including closing costs. The Trust assumed a $6.0 million mortgage note payable bearing interest of 9.1% and paid cash for the remaining $3.7 million. Dunwoody Pointe Apartments, located in Atlanta, Georgia, is a 260 unit garden apartment community located on 21.52 acres built in 1980.

         On November 3, 1995, the Trust acquired an apartment property from Shadowood Limited, a Tennessee limited partnership for $7.0 million, including closing costs. The Trust assumed a $5.2 million mortgage note payable bearing interest of 8.5% and paid cash for the remaining $1.8

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million. Legacy Hill Apartments, formerly known as Shadowood Apartments, located in Nashville,  Tennessee,  is a 206 unit garden apartment  community  located on
13.60 acres built in 1977.

         On December 13, 1995, the Trust acquired an apartment property from Tompkins Investment Group Incorporated, a Delaware corporation for $5.6 million, including closing costs, all cash. The Groves Apartments, located near Daytona Beach in Port Orange, Florida, is a 172 unit garden apartment community located on 13.00 acres built in 1989.

         On December 28, 1995, the Trust acquired an apartment property from Braeton Bay, Inc., a Virginia corporation for $17.1 million, including closing costs, all cash. Braeton Bay Apartments, located in Richmond, Virginia, is a 350 unit garden apartment community located on 32.90 acres built in 1989.

         On December 29, 1995, the Trust acquired an apartment property from John Hancock Limited Partnership, a Massachusetts limited partnership for $9.5 million, including closing costs, all cash. Fisherman's Village Apartments, located in Orlando, Florida, is a 280 unit garden apartment community located on
26.20 acres built in 1984.

         On December 29, 1995, the Trust acquired an apartment property from Hickory Run Limited Partnership, a Michigan limited partnership for $13.1 million, including closing costs, all cash. Hickory Run Apartments, located near Nashville in Hendersonville, Tennessee, is a 294 unit garden community located on 17.79 acres built in 1989.


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ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits


(a)               Financial Statements of Businesses Acquired

         It is impracticable to provide the required financial statements at the time of this report. However, the required financial statements will be filed not later than 60 days after the filing of this report.

(b)               Pro Forma Financial Information

         It is impracticable to provide the required pro forma financial information at the time of this report. However, the required pro forma financial information will be filed not later than 60 days after the filing of this report.

(c)               Exhibits

         None.

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Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      UNITED DOMINION REALTY TRUST, INC.



Date:   January 11, 1996              /s/ James Dolphin
                                      James Dolphin, Senior Vice President
                                      Chief Financial Officer




Date:   January 11, 1996              /s/ Jerry A. Davis
                                      Jerry A. Davis, Vice President
                                      Controller























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